Malizia Spidi & Fisch, PC
                                ATTORNEYS AT LAW

1100 New York Avenue, N.W.                            1900 South Atherton Street
Suite 340 West                                                         Suite 101
Washington, D.C.  20005                                 State College, PA  16801
(202) 434-4660                                                    (814) 272-3502
Facsimile: (202) 434-4661                             Facsimile:  (814) 272-3514


September 2, 2004

Board of Directors
Kearny Financial Corp.
250 Valley Boulevard
Wood-Ridge, New Jersey 07075

         Re:  Registration Statement Under the Securities Act of 1933
              -------------------------------------------------------

Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 18,845,625 shares of common stock, par value $0.10 per share (the "Common Stock"), of Kearny Financial Corp. (the "Company"). The Common Stock is proposed to be issued pursuant to the Plan of Stock Issuance of the Company.

         As special counsel to the Company, we have reviewed the corporate proceedings relating to the Plan of Stock Issuance and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan of Conversion against full payment therefor and upon the declaration of the effectiveness of the
Registration Statement on Form S-1, be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement on Form S-1.

         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus. We also consent to any references to our legal opinion in the Prospectus.

                                                Very truly yours,

                                                /s/MALIZIA SPIDI & FISCH, PC

                                                MALIZIA SPIDI & FISCH, PC